Exhibit 99.1

NEWS RELEASE

1495 Steiger Lake Lane
Victoria, Minnesota 55386 USA
952-443-2500

CONTACTS:	For Immediate Release
Mack V. Traynor III, CEO
Douglas J. Nesbit, CFO

HEI, INC. DELAYS FILING OF 2004 ANNUAL REPORT ON FORM 10-K

MINNEAPOLIS, December 14, 2004 — HEI, Inc. (Nasdaq: HEII, www.heii.com) announced today that it will be unable to file its Annual Report on Form 10-K for the fiscal year 2004 with the United States Securities and Exchange Commission (SEC) by the extension deadline of December 14, 2004. Due to this delay, the Company has canceled the conference call and Webcast to discuss fourth quarter and fiscal year 2004 results scheduled for 4:00 p.m. Eastern time (3:00 p.m. Central time) on December 15, 2004. The Company will announce the date of its conference call and Webcast at a later date.

On November 29, 2004, the Company filed for an automatic 15-day extension with the SEC in order to complete the collection and review of information and documents affecting disclosures in the 2004 Form 10-K. In connection with finalizing the audit of the Company’s financial statements for the fiscal year 2004 to be included in the 2004 Form 10-K, the Company had completed an internal evaluation of the Company’s long-lived assets relating to its Microelectronics Operations. In consultation with its independent auditors, the Company has determined that it should have such assets valued by an independent third party in order to further evaluate the recoverability of the Company’s long-lived assets in accordance with Financial Accounting Standards No. 144 “Accounting for Impairment of Disposal of Long-Lived Assets” relating to the Company’s Microelectronic Operations. The Audit Committee of our Board of Directors is in discussions with our independent auditors regarding this and other matters relating to the 2004 audit and will be engaging the third party to undertake the asset valuation in the near future.

The Company is cooperating fully with the independent auditors and taking steps to complete its 2004 financial statements to ensure that the audit of its 2004 financial statements is completed as quickly as possible. At this time, the Company is unable to predict when it will be in a position to file its 2004 Form 10-K.

     HEI, Inc. designs, develops and manufactures microelectronics, subsystems, systems, connectivity and software solutions for OEMs engaged in the medical equipment and medical device, hearing, communications and RFID industries. HEI provides its customers with a single point of contact that can take an idea from inception to a fully functional, cost effective and manufacturability product utilizing innovative design solutions and by the application of state-of-the-art materials, processes and manufacturing capabilities.

Headquarters & Microelectronics Division	PO Box 5000, 1495 Steiger Lake Lane, Victoria, MN 55386
-Advanced Medical Division	4801 North 63rd Street, Boulder CO 80301
-High Density Interconnect Division	610 South Rockford Drive, Tempe, AZ 85281
RF Identification and Smart Card Division	1546 Lake Drive West, Chanhassen, MN 55317

FORWARD LOOKING INFORMATION

Information in this news release, which is not historical, includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements contained in this press release, including the expectation regarding the timing of filing the Company’s Form 10-K, the completion of the audit of the Company’s 2004 financial statements, are forward looking statements. All of such forward-looking statements involve risks and uncertainties including, without limitation, continuing adverse business and market conditions, the ability of HEI to secure and satisfy customers, the availability and cost of materials from HEI’s suppliers, HEI’s ability to satisfy financial or other obligations or covenants set forth in its banking agreements, adverse competitive developments, change in or cancellation of customer requirements, the integration of the Advanced Medical Division, collection of outstanding debt, HEI’s ability to succeed on the merits and defend against litigation, and other risks detailed from time to time in HEI’s SEC filings. HEI undertakes no obligation to update these statements to reflect ensuing events or circumstances, or subsequent actual results.